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                                                                    Exhibit 16.1


May 30, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the first two paragraphs of Item 4 included in the Form 8-K dated May 23, 2002 of Brandywine Realty Trust to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc:      Bradley W. Harris
         Vice President and Chief Accounting Officer
         Brandywine Realty Trust